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                                                                   EXHIBIT 10.20

                         AGREEMENT AND PROMISSORY NOTE

     This Agreement and Promissory Note is made as of November 9, 1995 (the
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"Loan Date"), between J. Rodney Laughlin ("Employee") and Community Psychiatric
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Centers, a Nevada Corporation ("CPC"), under the circumstances set forth in the
Certificate of Resolution, of the Compensation Committee of the Board of Directors, dated June 2, 1995, wherein said Committee provided for Special
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Recognition Awards, for the outcome of the development of the Transitional
Hospitals concept.

     NOW, THEREFORE, it is agreed:

     1. CPC shall loan to Employee an interest free thirty-six (36) month nonrecourse loan of one million dollars ($1,000,000). One thirty-sixth (1/36) of the loan shall be forgiven each month provided the recipient does not voluntarily terminate employment during the loan's term, in which event the balance of the loan shall become immediately due and payable. Any balance of the loan at the time of involuntary termination; change of control; death; disability; or, termination pursuant to any provision in any applicable employment agreement permitting the Employee to terminate employment for cause, shall be forgiven with applicable payroll tax withholding.

     At each regular pay period, one seventy-eighth (1/78) of the loan will be recorded as income as non-cash compensation in forgiveness of that portion of the loan with all applicable payroll tax withholding.

     2. This Agreement supersedes any and all prior express or implied agreements or promises; whether written or oral between Employee and CPC, its agents, subsidiaries, successors and assigns; including, but not limited to, agreements regarding compensation, remuneration or any form of consideration; relating or pertaining to, the creation, development, management, or operation of Transitional Hospital Corporation, long-term acute services, and all services related thereto.

     This Agreement and Note shall bind and inure to the benefit of the parties hereto and their successors and assigns.

                                       /s/ James Rodney Laughlin
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                                       Signature

                                       Name    James Rodney Laughlin
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                                       Address  8108 Bay Harbor Drive
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                                                Las Vegas, Nevada 89128
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                                       Social Security # ###-##-####
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